COMPASS Pathways plc announces second quarter 2022 financial results and business highlights
London, UK – 4 August 2022

Highlights:
•Kabir Nath appointed as Chief Executive Officer
•Phase III program submitted to FDA and under review
•COMP360 phase II study in anorexia nervosa launched
•Cash position at 30 June 2022 of $207.2 million
•Conference call today at 8:00am ET (1:00pm UK)

COMPASS Pathways plc (Nasdaq: CMPS) (“COMPASS”), a mental health care company dedicated to accelerating patient access to evidence-based innovation in mental health, today reported its financial results for the second quarter 2022 and gave an update on recent progress across its business.

George Goldsmith, Executive Chairman of COMPASS Pathways, said, “Our decision to appoint Kabir Nath as our new CEO comes at the ideal time as we enter the late stages of COMP360 development and plan for regulatory approval and commercialization. Kabir’s dedication to our mission, extensive experience in leading the commercialization of innovative therapies and track record of successful strategic growth are precisely what COMPASS needs to advance our goal to bring COMP360 psilocybin therapy to the large number of patients who are not currently served by existing treatments. I look forward to working closely with him as Chairman.”

Goldsmith continued, “Following our end of phase II meeting with FDA, we have submitted our Phase 3 protocols and they are under review. We are pleased with the progress and remain on track to start our phase III clinical program this year. We also continue to expand our clinical development of COMP360 therapy with the commencement of a phase II study in anorexia nervosa, a condition of significant unmet need for which there are no FDA approved pharmacological treatment options.”

Business highlights

COMPASS expands leadership:
•Kabir Nath appointed as Chief Executive Officer
◦Most recently served as Senior Managing Director of global pharmaceuticals at Otsuka Pharmaceutical Co., Ltd. and previously as President and CEO of Otsuka’s North America Pharmaceutical Business
•George Goldsmith remains COMPASS’ Executive Chairman until 31 December 2022 to facilitate the transition, and will remain as active Chairman after that
◦Goldsmith will continue helping shape COMPASS’ leadership in public-private partnerships, advocacy and policy efforts to improve outcomes in mental health at scale

COMP360 psilocybin therapy in treatment-resistant depression (TRD):
•End-of-phase II meeting held with FDA in April 2022, phase III protocols have been submitted to FDA and are under review
•Design of phase III program to be shared at a virtual investor day planned for on 12 October
◦Event will also cover commercial strategy, digital tools, and pipeline including KOL perspectives
•Phase III TRD program expected to commence in fourth quarter 2022

Additional COMP360 development activities:
•Phase II study in anorexia nervosa launched across four world-leading research institutes in the UK and US (King's College London, Columbia University Medical Center, University of California San Diego School of Medicine and Sheppard Pratt)
•Positive early signals from an exploratory, open-label investigator-initiated study in anorexia nervosa presented in May
•Phase II trial in post-traumatic stress disorder (PTSD) expanded to include Mt. Sinai Hospital in New York City, with internationally recognized PTSD expert Dr. Rachel Yehuda as Principal Investigator, in addition to King’s College London
•Investigator-led study in adults with autism spectrum disorder (ASD) launched, the first ever mechanistic study of psilocybin in autistic adults, co-sponsored by Institute of Psychiatry, Psychology & Neuroscience (IoPPN) at King’s College London and South London and Maudsley NHS Foundation Trust
•10 granted patents issued to date covering composition, formulation and method of use
•Investigator-initiated studies underway across numerous additional indications
•Identification of new potential novel drug candidates through the COMPASS Discovery Center
•Strategic partnership formed in March 2022 to launch The Centre for Mental Health Research and Innovation to accelerate research and develop new models of mental healthcare in the UK, in partnership with South London and Maudsley NHS Foundation Trust (SLaM), and IoPPN at King’s College London

Financial highlights

•Net loss for the three months ended 30 June 2022 was $21.0 million, or $0.50 loss per share (including non-cash share-based compensation expense of $3.2 million), compared with $17.5 million or $0.44 loss per share, during the same period in 2021 (including non-cash-share-based compensation expense of $1.9 million).
•Net loss for the six months ended 30 June 2022 was $42.2 million, or $1.00 loss per share (including non-cash share-based compensation expense of $6.3 million), compared with $30.2 million or $0.79 loss per share, during the same period in 2021 (including non-cash-share-based compensation expense of $3.6 million).
•Research and development (R&D) expenses were $15.9 million for the three months ended 30 June 2022, compared with $11.4 million during the same period in 2021. Of this increase, $0.2 million relates to an increase in external development expenses as we continue to investigate COMP360 psilocybin therapy in clinical and pre-clinical trials. A further $1.6 million and $0.9 million were attributable to personnel expenses and non-cash share-based compensation respectively, due to increased headcount. In addition, other expenses increased $1.9 million, which primarily related to an increase in external consulting expenses.
•R&D expenses were $31.3 million for the six months ended 30 June 2022, compared with $18.2 million during the same period in 2021. Of this increase, $5.2 million relates to an increase in external development expenses as we continue to investigate COMP360 psilocybin therapy in clinical and pre-clinical trials. A further $4.3 million and $1.9 million were attributable to personnel expenses and non-cash share-based compensation respectively, due to increased headcount. In addition, other expenses increased $1.7 million primarily related to an increase in external consulting expenses.
•General and administrative (G&A) expenses were $11.3 million for the three months ended 30 June 2022 compared with $8.2 million during the same period in 2021. The increase was attributable to an increase of $0.7 million and $0.4 million in personnel expenses and non-cash share-based compensation respectively, due to increased headcount. There was a further increase of $1.7 million in legal and professional fees and $0.3 million in facilities and other expenses.
•G&A expenses were $21.4 million for the six months ended 30 June 2022 compared with $14.9 million during the same period in 2021. The increase was attributable to an increase of $1.7 million and $0.8 million in personnel expenses and non-cash share-based compensation respectively, due to increased headcount. There was a further increase of $3.2 million in legal and professional fees and $0.8 million in facilities and other expenses.
•Cash and cash equivalents were $207.2 million as of 30 June 2022, compared with $273.2 million as of 31 December 2021.

Conference call
The COMPASS Pathways management team will host a conference call at 8.00am ET (1300 UK) on 4 August 2022.
Please register in advance here to access the call and obtain a local or toll-free phone number and personal pin.
A live webcast of the call will be available on COMPASS Pathway’s website at: Second Quarter 2022 Financial Results.
The webcast will also be available on the Investors section of the COMPASS Pathways website. The webcast will be archived for 30 days.

The call will also be webcast on the COMPASS Pathways website and archived for 30 days. For more information, please visit the COMPASS Pathways website (ir.compasspathways.com).

About COMPASS Pathways
COMPASS Pathways plc (Nasdaq: CMPS) is a mental health care company dedicated to accelerating patient access to evidence-based innovation in mental health. Our focus is on improving the lives of those who are suffering with mental health challenges and who are not helped by current treatments. We are pioneering the development of a new model of psilocybin therapy, in which our proprietary formulation of synthetic psilocybin, COMP360, is administered in conjunction with psychological support. COMP360 has been designated a Breakthrough Therapy by the US Food and Drug Administration (FDA), for treatment-resistant depression (TRD), and we have completed a phase IIb clinical trial of psilocybin therapy for TRD, in 22 sites across Europe and North America. This was the largest randomised, controlled, double-blind psilocybin therapy clinical trial ever conducted, and our topline data showed a statistically significant (p<0.001) and clinically relevant improvement in depressive symptom severity after three weeks for patients who received a single high dose of COMP360 psilocybin with psychological support. We are also running a phase II clinical trial of COMP360 psilocybin therapy for post-traumatic stress disorder (PTSD). COMPASS is headquartered in London, UK, with offices in New York and San Francisco in the US. Our vision is a world of mental wellbeing. www.compasspathways.com

Availability of other information about COMPASS Pathways
Investors and others should note that we communicate with our investors and the public using our website (www.compasspathways.com), our investor relations website (ir.compasspathways.com), and on social media (LinkedIn), including but not limited to investor presentations and investor fact sheets, US Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that we post on these channels and websites could be deemed to be material information. As a result, we encourage investors, the media, and others interested in us to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on our investor relations website and may include additional social media channels. The contents of our website or these channels, or any other website that may be accessed from our website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Forward-looking statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. In some cases, forward-looking statements can be identified by terminology such as “may”, “might”, “will”, “could”, “would”, “should”, “expect”, “intend”, “plan”, “objective”, “anticipate”, “believe”, “contemplate”, “estimate”, “predict”, “potential”, “continue” and “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements include express or implied statements relating to, among other things, COMPASS’s business strategy and goals, the expected timing for finalizing Phase III trial design and launching Phase III trial of COMP360 psilocybin therapy in TRD, the safety or efficacy of its investigational COMP360 psilocybin therapy, including for treatment of TRD or anorexia nervosa, and COMPASS’s expectations regarding its ongoing preclinical work and clinical trials, development efforts and innovation labs. The forward-looking statements in this press release are neither promises nor guarantees, and you should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, many of which are beyond COMPASS’s control and which could cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements.

These risks, uncertainties, and other factors include, among others: preclinical and clinical development is lengthy and uncertain, and therefore our preclinical studies and clinical trials may be delayed or terminated, or may never advance to or in the clinic; our development efforts and our business strategy to set up research facilities and innovation labs will involve significant costs and resources and may be unsuccessful; and those risks and uncertainties described under the heading “Risk Factors” in COMPASS’s most recent annual report on Form 10-K or quarterly report on Form 10-Q and in other reports we have filed with the U.S. Securities and Exchange Commission (“SEC”) , which are available on the SEC’s website at www.sec.gov. Except as required by law, COMPASS disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release in the event of new information, future developments or otherwise. These forward-looking statements are based on COMPASS’s current expectations and speak only as of the date hereof.

Enquiries
Media: Amy Lawrence, amy@compasspathways.com, +44 7813 777 919
Investors: Stephen Schultz, stephen.schultz@compasspathways.com, +1 401 290 7324

COMPASS PATHWAYS PLC
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands, except share and per share amounts)
(expressed in U.S. Dollars, unless otherwise stated)

	June 30,	December 31,
	2022	2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$207,177	$273,243
Restricted cash	104	104
Prepaid income tax	—	332
Prepaid expenses and other current assets	24,713	21,621
Total current assets	231,994	295,300
NON-CURRENT ASSETS:
Investment	470	525
Property and equipment, net	681	398
Operating lease right-of-use assets	3,087	3,696
Deferred tax assets	1,994	766
Other assets	410	213
Total assets	$238,636	$300,898
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,354	$2,564
Accrued expenses and other liabilities	7,710	10,308
Operating lease liabilities - current	2,169	2,235
Total current liabilities	13,233	15,107
NON-CURRENT LIABILITIES
Operating lease liabilities - non-current	818	1,379
Total liabilities	14,051	16,486

Commitments and contingencies (Note 12)
SHAREHOLDERS' EQUITY:
Ordinary shares, £0.008 par value; 42,522,397 and 42,019,874 shares authorized, issued and outstanding at June 30, 2022 and December 31, 2021, respectively	440	435
Deferred shares, £21,921.504 par value; one share authorized, issued and outstanding at June 30, 2022 and December 31, 2021	28	28
Additional paid-in capital	451,453	444,750
Accumulated other comprehensive (loss)/income	(15,487)	8,840
Accumulated deficit	(211,849)	(169,641)
Total shareholders' equity	224,585	284,412
Total liabilities and shareholders' equity	$238,636	$300,898

COMPASS PATHWAYS PLC
Condensed Consolidated Statements of Operations and Comprehensive Loss
(unaudited)
(in thousands, except share and per share amounts)
(expressed in U.S. Dollars, unless otherwise stated)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
OPERATING EXPENSES:
Research and development	$15,920	$11,353	$31,282	$18,237
General and administrative	11,336	8,175	21,394	14,893
Total operating expenses	27,256	19,528	52,676	33,130
LOSS FROM OPERATIONS:	(27,256)	(19,528)	(52,676)	(33,130)
OTHER INCOME (EXPENSE), NET:
Other income, net	240	1	374	2
Foreign exchange gains (losses)	1,958	(550)	3,291	(1,193)
Benefit from R&D tax credit	4,077	2,558	6,999	4,115
Total other income, net	6,275	2,009	10,664	2,924
Loss before income taxes	(20,981)	(17,519)	(42,012)	(30,206)
Income tax expense	(56)	(9)	(196)	(37)
Net loss	(21,037)	(17,528)	(42,208)	(30,243)
Other comprehensive (loss) income:
Foreign exchange translation adjustment	(17,134)	(355)	(24,327)	1,633
Comprehensive loss	(38,171)	(17,883)	(66,535)	(28,610)
Net loss per share attributable to ordinary shareholders—basic and diluted	$(0.50)	$(0.44)	$(1.00)	$(0.79)
Weighted average ordinary shares outstanding—basic and diluted	42,474,987	39,802,532	42,110,161	38,194,822